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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 8, 2000



                        Commission file number 333-90165

                                 XCARE.NET, INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                              85-0373486
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)              Identification No.)



      6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400, ENGLEWOOD, COLORADO 80111
                    (Address of principal executive offices)


                                 (303) 488-2019
                         (Registrant's telephone number)


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ITEM 5.  OTHER EVENTS

         On November 8, 2000, the Registrant purchased all of Advica Health Resource's (Advica) common shares for 70,000 shares of the Registrant's common stock. Total value of the consideration was $1.7 million. Under certain circumstances as prescribed in the purchase agreement, the Registrant will pay additional consideration of $400,000 in common stock.

         On November 10, 2000, the Registrant issued a press release announcing the completion of the acquisition. A copy of the press release is attached as
Exhibit 99.1.



  ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired

         The audited balance sheets of Advica as of September 30, 2000, December 31, 1999 and 1998, and the audited statements of income of Advica for the nine months ended September 30, 2000 and twelve months ended December 31, 1999 and 1998, will be filed by amendment to this Form 8-K as soon as practicable, but no later than 75 days after the date of the consummation of the transaction.


(b)      Pro Forma Financial Information

         The unaudited consolidated pro forma balance sheets of XCare.net as of September 30, 2000 and December 31, 1999, and the unaudited consolidated pro forma statements of income of XCare.net for the nine months ended September 30, 2000 and twelve months ended December 31, 1999, will be filed by amendment to this Form 8-K as soon as practicable, but no later than 75 days after the date of the consummation of the transaction.


(c)      Exhibits

         99.1       Press Release of the Registrant dated November 10, 2000




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              XCARE.NET, INC



Date: December 4, 2000                        By: /s/ Gary T. Scherping
                                                 -------------------------------
                                                      Gary T. Scherping
                                                      Vice President of Finance


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                                 EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
 99.1               Press release dated 11/10/00